EXHIBIT 1.A.3(b)

                                  AMENDMENT TO
                            SELECTED BROKER AGREEMENT

         THIS Amendment to Selected Broker Agreement, dated December___, 1999, is entered into by and between AFSG SECURITIES CORPORATION ("Distributor"), a Pennsylvania corporation, PFL LIFE INSURANCE COMPANY ("Company"), an Iowa corporation, and INTERSECURITIES, INC. ("Broker"), a Delaware corporation.

                                   WITNESSETH:

         WHEREAS the Distributor, the Company and the Broker have previously entered into a Selected Broker Agreement ("the Agreement") dated January 1, 1998 and desire to adjust certain provisions of the Agreement;

         NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

         1. The Schedule A attached hereto and by this reference made a part hereof shall be attached to the Agreement in addition to and not as a replacement of any existing portion of Schedule A attached to the Agreement.

         2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment to Selected Broker Agreement, it is understood and agreed that the provisions of this Amendment to Selected Broker Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Selected Broker Agreement to be signed by their respective duly authorized representative as of the day and year first above written.


AFSG SECURITIES CORPORATION                 INTERSECURITIES, INC.
(Distributor)                               (Broker)


By:________________________________         By:_________________________________

Title:_____________________________         Title:______________________________


PFL LIFE INSURANCE COMPANY
(Company)

By:________________________________

Title:_____________________________

                            SELECTED BROKER AGREEMENT
                                   SCHEDULE A
                       APPLICABLE LIFE INSURANCE CONTRACTS

PFL Life Insurance Company ("Company") and AFSG Securities Corporation ("Distributor") authorize InterSecurities, Inc. ("Broker") to offer and solicit for sale the following securities product through persons who are registered with the NASD and in accordance with the appropriate state insurance licensing requirements. Such persons, where required, have authorized Broker to receive such commissions.

Commissions Payable up to Target Premium

         Year 1:

                  90.0% of premiums received in the first policy year up to the Policy's Target Premium.

                  2.50% of premiums received in the first policy year in excess of the Policy's Target Premium.

         Years 2 to 10:

                  2.50% of premiums received in policy years 2 to 10.

         Years 11+:

                  0.00%  of  premiums   received  in  policy  year  11  and  all
                  subsequent policy years.

TRAIL COMMISSIONS
While the agreement remains in force, and subject to its other conditions, trail commissions will be paid beginning on the 6th policy anniversary and on each policy anniversary thereafter on policies then in force having a Policy Value of $5,000 or more (excluding policy loans). The amount payable will equal the trail commission percentage shown below multiplied by the Policy Value (excluding policy loans) on the then current policy anniversary.

                  0.25%    of Policy Value (excluding policy loans)

CHARGEBACKS
In the event of a Free Look surrender, the Company will charge back the commission account with an amount equal to the total commission paid out.

OTHER ADJUSTMENTS
No commissions of any kind are payable on an above policy which replaces, exchanges or terminates another life policy of the Company or any other subsidiary of AEGON USA, Inc. unless such replacement is accomplished in accordance with the Company's rules in force at that time. Producers acknowledge that replacement of a contract sold hereunder is subject to all applicable laws and regulations, including the preparation of appropriate replacement forms and delivery of same to applicants and to the Company. Such reports are to be furnished in the proper format on forms provided by the Company. Commissions on reissued, replaced or converted policies, or for issue ages not published by the Company, are not covered under this Schedule, but may be quoted upon request to the Company's Home Office.

The Company reserves the right to adjust or chargeback commissions for decreases in amounts of insurance not contractually allowed and for face amounts of insurance in excess of $5,000,000.

                                            INTERSECURITIES, INC.



Date:_______________                        By:_________________________________

                                            Title:______________________________


                                                     PFL LIFE INSURANCE COMPANY



Date:_______________                        By:_________________________________

                                            Title:______________________________


                                                     AFSG SECURITIES CORPORATION



Date:_______________                        By:_________________________________

                                            Title:______________________________